PROTON LABORATORIES SIGNS EXCLUSIVE MARKETING AGREEMENT WITH
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                                AQUATHIRST, INC.
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                           3 PRODUCTS IN THE PIPELINE
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ALAMEDA,  CA  -  February  5,  2007---Proton Laboratories Inc., (OTCBB: PLBI), a
biotech-focused company that produces "Functional Water", today announced that they have signed an exclusive marketing agreement with AquaThirst Inc., a privately-held company..

The first product planned for introduction under the agreement is the antimicrobial spray, a Functional Water based spray for the ambulatory sector. The Company intends to launch 3 products over the course of the next 12 months, including the antimicrobial spray.

Proton specialies in the development and marketing of industrial, environmental and residential systems and applications that alter the properties of water to substantially enhance its functionality through electrolytic ion separation.

AquaThirst's marketing group has specialized experiences in product distribution in the Dietary Supplement, Functional Foods, Functional Beverages, Cosmetics (hair and skin), OTC Drug, Specialty Foods, Clinical Diagnostic Laboratory Testing (Physician and Consumer) and Pet Care markets. AquaThirst has established distribution channels in domestic and international markets.

Edward Alexander, Chairman and CEO of Proton Laboratories, commented on the agreement stating, "We have completed our product development and we will leverage the capabilities of AquaThirst to create a targeted, aggressive product launch. Alexander further commented, "We are confident that our relationship with AquaThirst will considerably strengthen the Company's revenue basis for 2007 and 2008."

Dr. Stephen Barrie, AquaThirst's CEO, said,"Our team has experienced substantial success launching and distributing products within the industrial and consumer product sectors. We believe that Proton Lab's product line represents a considerable opportunity for AquaThirst to establish a leadership position within these sectors."

ABOUT  PROTON  LABORATORIES

Proton Laboratories is a biotech-focused company specializing in the development and marketing of industrial, environmental and residential systems and applications that alter the properties of water to produce "Functional Water". Proton utilizes various forms of electrolytic ion separation to gain properties that substantially enhances water's functionality. The end result is a non-chemical, non-toxic, renewable, cost effective solution that addresses a myriad of today's industrial, health, food handling, environmental and safety issues. For more information about Proton Labs, please visit their website at www.protonlabs.com
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ABOUT  AQUATHIRST

Aquathirst is a newly-established manufacturing, marketing and distribution company. Its founders have extensive experience in all areas of the functional beverage, nutrition, natural health and natural cosmetics industries. The management team has successfully manufactured or distributed over a billion dollars worth of retail products in those fields. Existing distribution channels include mass supermarket chains, health food chains, buying clubs networks, network marketing companies, convenience stores and high end restaurants. AquaThirst's management has extensive experience in moving product and devices through the various regulatory processes.

Except for statements of historical fact, the information presented herein constitutes forward-looking statement within the meaning of the Private
Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which Proton Laboratories has little or no control.

Contact:     Edward  Alexander-Chairman  and  CEO,  Proton  Laboratories  Inc.
             Telephone:  510-865-6412